EXHIBIT 10.24

EXCERPT FROM THE RECORDS OF THE
ADMINISTRATIVE/COMPENSATION COMMITTEE MEETING
OF
MAF BANCORP, INC.
HELD JANUARY 24, 2006

Plan Amendment. The first sentence of Section 4.9 of the Plan is hereby amended to read as follows (changes bolded):

In the event of a Change in Control, a Participant (other than any Participant who is formerly an officer or director of Westco Bancorp, Inc. or who becomes a Participant after December 31, 2005) shall be credited with an additional ten (10) years of Plan Service, however, in no event shall the Participant’s total years of Plan Service exceed the lesser of 20 years or the Participant’s projected years of Plan Service at age 68.

MAF BANCORP, INC.

CERTIFICATE OF SECRETARY

FEBRUARY 15, 2007

I, Carolyn Pihera, do hereby certify that I am the duly elected and acting Secretary of MAF Bancorp, Inc. and that the aforementioned is a true and correct copy of an excerpt from the minutes of the Administrative/Compensation Committee meeting held January 24, 2006, at which meeting a quorum of the members of the Committee were present and acting throughout.

IN WITNESS WHEREOF, I have executed this Certificate and affixed the Company’s seal this 15th day of February, 2007.

MAF BANCORP, INC.

/s/Carolyn Phihera —————————————— Corporate Secretary